Exhibit 99.2
Nedstat B.V.
Consolidated financial statements
December 31, 2009

Contents

Independent Auditor’s Report

Consolidated financial statements

1	Consolidated statement of financial position	1
2	Consolidated statement of comprehensive income	2
3	Consolidated statement of changes in equity	3
4	Consolidated cash flow statement	4
5	Notes to the consolidated financial statements	5

Independent Auditors’ report
To the Board of Directors and Shareholders
Nedstat B.V.
Amsterdam, the Netherlands
We have audited the accompanying consolidated statement of financial position of Nedstat B.V. and subsidiaries (the “Company”) as of December 31, 2009, and the related consolidated statement of comprehensive income, consolidated statement of changes in equity and consolidated cash flow statement for the year then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.
We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
As discussed in Note 5.2.3 to the consolidated financial statements, the Company has not presented prior period comparatives because such comparatives are not required by Rule 3-05 of the United States Securities and Exchange Commission Regulation S-X. Disclosure of comparatives is required by International Financial Reporting Standards as issued by the International Accounting Standards Board.
In our opinion, except for the omission of comparative financial information as discussed in the preceding paragraph, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated statement of financial position of Nedstat B.V. as of December 31, 2009, consolidated statement of comprehensive income, consolidated statement of changes in equity and consolidated cash flow statement for the year then ended in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board.
Deloitte Accountants B.V.
November 16, 2010

Nedstat B.V.
1.	Consolidated statement of financial position
          June 30, 2010 and December 31, 2009

		June 30, 2010		December 31, 2009
€ ’000	Notes	(unaudited)
Assets
Non-current assets
Property, plant and equipment	5.3	1,478		1,799
Intangible assets	5.4	121		211
Deferred tax assets	5.17	2,610		2,604
Other financial assets	5.5	142		156

			4,351		4,770

Current assets
Trade receivables	5.6	2,375		3,099
Other assets	5.7	690		780
Restricted cash	5.8	159		139
Cash and bank	5.8	314		196

			3,538		4,214

Total Assets			7,889		8,984

Equity and liabilities

Issued and paid-up capital	5.9	76		76
Share premium	5.9	8,452		8,444
Reserves	5.10	127		137
Accumulated deficit	5.11	-9,899		-9,789

Total Equity			-1,244		-1,132

Liabilities
Trade payables		746		821
Deferred income	5.12	6,980		7,433
Other liabilities	5.13	1,407		1,862

Total Liabilities			9,133		10,116

Total Equity and Liabilities			7,889		8,984

Nedstat B.V.
2.	Consolidated statement of comprehensive income
          Six Months Ended June 30, 2010 and 2009 and Year Ended December 31, 2009

		June 30, 2010	June 30, 2009	Year ended
€ ’000	Notes	(unaudited)	(unaudited)	December 31, 2009
Net sales	5.15	6,708	7,326	14,262

Cost of sales		2,365	2,709	5,308

Gross margin		4,343	4,617	8,954

Sales and marketing		2,174	3,268	5,694
Research and development		1,006	1,109	2,083
General and administrative		1,205	1,477	2,669

Operating expenses		4,385	5,854	10,446

Operating result		- 42	- 1,237	- 1,492

Financial result	5.16	- 58	2	- 51

Result from continuing operations before taxes		- 100	- 1,235	- 1,543

Income taxes	5.17	- 10	—	61

Net result		- 110	- 1,235	- 1,482

Exchange differences on translating foreign operations	5.10	- 20	- 127	- 29

Total comprehensive income		- 130	- 1,362	- 1,511

Nedstat B.V.
3.	Consolidated statement of changes in equity
          Period Ended June 30, 2010 (Unaudited) and Year Ended December 31, 2009

			Accumulated	Equity-settled
	Issued and paid-up		translation	employee benefits	Accumulated
€ ’000	capital	Share premium	adjustment	reserve	deficit	Total
January 1, 2009	76	8,402	139	7	- 8,307	317

Net result	—	—	—	—	- 1,482	- 1,482
Other comprehensive income	—	—	- 29	—	—	- 29

Total comprehensive income	—	—	- 29	—	- 1,482	- 1,511

Issue of shares	—	42	—	—	—	42
Recognition of share based payments	—	—	—	20	—	20

January 1, 2010	76	8,444	110	27	-9,789	- 1,132

Net result	—	—	—	—	- 110	- 110
Other comprehensive income	—	—	- 20	—	—	- 20

Total comprehensive income	—	—	- 20	—	- 110	- 130

Issue of shares	—	8	—	—	—	8
Recognition of share based payments	—	—	—	10	—	10

June 30, 2010	76	8,452	90	37	- 9,899	-1,244

Nedstat B.V.
4.	Consolidated cash flow statement
          Six Months Ended June 30, 2010 and June 30, 2009 and Year Ended December 31, 2009

	June 30, 2010		June 30, 2009		December 31, 2009
€ ’000	(unaudited)		(unaudited)
Cash flow from operating activities
Net result	- 110		- 1,235		- 1,482
Depreciation and amortization	649		815		1,616
Income taxes	10		—		- 61

		549		- 420		73

Movement working capital
Decrease trade receivables	665		861		582
Decrease other assets	86		248		45
(Decrease) trade payables	- 86		- 878		- 732
(Decrease) in deferred income	- 592		-190		- 531
(Decrease) / increase other liabilities	- 502		- 493		36

		- 429		-452		- 600

(Increase) / decrease other financial assets		12		- 9		—
Income tax paid		- 12		—		- 15
Interest received / (paid)		- 1		2		- 4

		119		- 879		- 546
Cash flow from investing activities
Property, plant and equipment	- 209		- 146		- 349
Intangible assets	- 4		- 23		- 21

		- 213		- 169		- 370

Cash flow from financing activities
Proceeds from issuance of shares	8		42		42

		8		42		42

Net cash flow		- 86		- 1,006		- 874

Cash and bank balances at beginning of the period		196		1,050		1,050
Effects of exchange rate changes		204		232		20
Cash and bank balances at end of the period		314		276		196

Nedstat B.V.
5.	Notes to the consolidated financial statements for the year ended December 31, 2009 and the unaudited interim consolidated financial statements for the six months period ended June 30, 2010
5.1. General information
Nedstat B.V. has its legal seat at Herikerbergweg 280, 1101 CT Amsterdam, the Netherlands.
The principal activities of the Company are developing, marketing and selling software applications to be used in measuring and evaluating the effectiveness of the internet communication.
5.2. General accounting principles
5.2.1 Basis of preparation unaudited interim consolidated financial statements
The unaudited interim consolidated financial statements for the six months period ended June 30, 2010 have been prepared in accordance with IAS 34 Interim Financial Reporting. The unaudited interim consolidated financial statements have been prepared on historical cost basis. The unaudited interim consolidated financial statements for the six months period ended June 30, 2010 do not include all the information and disclosures required in the consolidated financial statements.
The comparative figures for the six months period ended June 30, 2009 are unaudited.
5.2.2 Adoption of new and revised standards
Unaudited interim consolidated financial statements for the period ended June 30, 2010
The unaudited interim consolidated financial statements have been prepared in accordance with IAS 34 Interim Financial Reporting.
The accounting principles adopted in the preparation of the unaudited interim consolidated financial statements are consistent with those followed in the preparation of the Group’s consolidated financial statements for the year ended December 31, 2009, except for the adoption of new standards and interpretations as of January 1, 2010, noted below.

The Group has adopted the following new and amended IFRS and IFRIC interpretations as of January 1, 2010 :
•	IFRS 1, First time adoption of IFRS (revised), effective January 1, 2010

•	IFRS 1, First time adoption of IFRS — additional exemptions for first-time adopters, effective January 1, 2010

•	IFRS 2, Share based payment — Group cash-settled share based payment arrangements, effective January 1, 2010

•	IFRS 3, Business combinations (revised) and IAS 27 Consolidated and separate financial statements (amended), effective July 1, 2009

•	IAS 39, Financial instruments : Recognition and measurement — Eligible hedged items, effective July 1, 2009

•	IFRIC 12, Service concession arrangements, effective April 1, 2009

•	IFRIC 15, Agreements for the construction of real estate, effective January 1, 2010

•	IFRIC 16, Hedges of a net investment in a foreign operation, effective July 1, 2009

•	IFRIC 17, Distributions on non-cash assets to owners, effective November 1, 2009

•	Improvements to IFRSs (issued May 2008), effective January 1, 2010

•	Improvements to IFRSs (issued April 2009), effective January 1, 2010
The adoption of these Standards and Interpretations did not have an impact on the consolidated financial statements.
Consolidated financial statements for the year ended December 31, 2009
The consolidated financial statements for the year ended December 31, 2009 have been prepared on the basis of International Financial Reporting Standards (IFRS) as issued by the International Accounting Standards Board (IASB). New Standards and Interpretations, which became effective in 2009, did not have a material impact on the Company’s consolidated financial statements.
The following new Standards and Interpretations which have not been applied in these consolidated financial statements were effective from January 1, 2010:
IFRS 1, (amended) / IAS 27 (amended) Cost of an Investment in a Subsidiary, Jointly Controlled Entity or Associate
IFRS 3, (revised 2008) Business Combinations
IAS 27, (revised 2008) Consolidated and Separate Financial Statements
IAS 28, (revised 2008) Investments in Associates
IFRIC 17, Distributions of Non-cash Assets to Owners
Improvements to IFRSs (April 2009)

The adoption of these Standards and Interpretations has had no material impact on the consolidated financial statements.
5.2.3 Significant accounting policies
Statement of compliance
The consolidated financial statements for the six months period ended June 30, 2010, have been prepared in accordance with IAS 34 Interim Financial Reporting.
The consolidated financial statements for the year ended December 31, 2009 have been prepared in accordance with IFRS as issued by IASB, except that these consolidated financial statements do not include comparative figures for the prior year as required by IAS 1 Presentation of Financial Statements. The purpose of these consolidated financial statements is to meet the reporting requirements of Rule 3-05 of Regulation S-X.
Earnings per share are not presented as Nedstat is not a listed company. Accordingly, the Company takes advantage of the exemption available under IAS 33.
As Nedstat B.V. is not a listed company, no segmental financial information has been provided in accordance with the exemption available under IFRS 8.
Basis of consolidation
The consolidated financial statements incorporate the financial statements of the Company and entities controlled by the Company. Control is achieved where the Company has the power to govern the financial and operating policies of an entity and to obtain benefits from its activities.
Nedstat B.V. owns 100% of the shares of Nedstat GmbH, Nedstat Ltd., Nedstat España S.L., Nedstat AB as well as 99,975% of the shares of Nedstat SAS, the other 0,025% being owned by Nedstat GmbH. The main activities of these subsidiaries are the selling and marketing of Nedstat products in Germany, the United Kingdom, Spain, Scandinavia and France.
In addition, Nedstat owns 100% of the shares of Nedstat Technologies Private Ltd. and Nedstat Benelux B.V. which subsidiaries have been dormant in the year ended December 31, 2009 and in the six months period ended June 30, 2010.

All intergroup transactions, balances, income and expenses are eliminated in full on consolidation.
Recognition net sales
Nedstat recognizes net sales from software subscriptions, traffic and professional services, including customer training and consultancy. The Company recognizes net sales when all of the following conditions are met :
•	the amount of net sales can be measured reliably ;

•	it is probable that the economic benefits associated with the transaction will flow to the entity ;

•	the stage of completion of the transaction at the end of the reporting period can be measured reliably ; and

•	the costs incurred for the transaction and the costs to complete the transaction can be measured reliably
Net sales from software subscriptions are recognized pro rata over the term of the subscription, generally one year. A subscription includes a maximum number of transactions (so called traffic) from which data are captured by our network infrastructure. Over-usage based on the number of transactions in excess of this maximum number is billed in addition. This traffic and the traffic that has been purchased in advance (prepaid traffic) is recognized over the time of use. Net sales from professional services are recognized upon providing the services to the customers based upon hours incurred.
Net sales are after deducting sales discounts and exclude value added taxes. Net sales from software subscriptions and prepaid traffic are generally invoiced in advance at the start of the contract.
Leasing
Operating lease payments are recognized as costs on a straight-line basis over the lease term. Contingent rentals arising under operating leases are recognized as an expense in the period in which they are incurred.
Foreign currencies
The balance sheet of foreign subsidiaries with functional currency other than the Euro has been translated into Euros at exchange rates at the balance sheet date. The income statement of these foreign operations is translated at the average exchange rate for the year. The exchange differences resulting from the translation of the net equity of foreign subsidiaries and from the translation of long term loans provided to the foreign subsidiaries have been credited or charged directly to the shareholders’ equity, under the foreign currency translation reserve.
All assets and liabilities denominated in currencies other than the functional currency have been translated at exchange rates at the balance sheet date.
The items of the income statement have been translated at the transaction rates during the year. Transaction exchange gains or losses are recognized in financial income and expenses.

Retirement benefit plans
Nedstat has a defined contribution pension scheme for its employees in the Netherlands, Belgium and the United Kingdom.
Nedstat pays contributions to an insurance company on a contractual basis. Except for the payment of contributions, Nedstat has no other obligation in connection with these pension schemes. Contributions are recognized as personnel costs when incurred.
Share-based payments
The Company has a stock option plan for options on (depositary receipts of) ordinary shares in Nedstat to be granted to Nedstat employees, see also note 5.18.
The fair value of the services provided by the employees are measured at the fair value of the options granted at the grant date, using the Black-Scholes methodology.
Income tax
Current income taxes are calculated, on the basis of applicable tax rates, on the earnings before taxes, taking into account exempt profit components and non-deductible items, if any and considering the available losses for compensation.
Deferred tax is recognized on differences between the carrying amounts of assets and liabilities in the consolidated financial statements and the corresponding tax bases used in the computation of taxable profit, and is accounted for using the balance sheet liability method. Deferred tax liabilities are generally recognized for all taxable temporary differences, and deferred tax assets are generally recognized for all deductible temporary differences to the extent that it is probable that future taxable profits will be available against which those deductible temporary differences can be utilized. Such assets and liabilities are not recognized if the temporary difference arises from goodwill or from the initial recognition (other than in a business combination) of other assets and liabilities in a transaction that affects neither the taxable profit nor the accounting profit.
The carrying amount of deferred tax assets is reviewed at each balance sheet date and reduced to the extent that it is no longer probable that sufficient taxable profits will be available in the future to allow all or part of the asset to be recovered.
Deferred tax assets and liabilities are measured at the tax rates that are expected to apply in the period in which the liability is settled or the asset realized, based on tax rates (and tax laws) that have been enacted or substantively enacted by the balance sheet date. The measurement of deferred tax liabilities and assets reflects the tax consequences that would follow from the manner in which the Company expects, at the reporting date, to recover or settle the carrying amounts of its assets and liabilities.

Property, plant and equipment
Plant and equipment are carried at acquisition cost less depreciation and impairment. Depreciation is calculated on the straight-line method based on the estimated useful lives of the related assets. In the year of acquisition, the depreciation is computed from the date the asset is available for use.
Leasehold improvements are carried at acquisition costs less depreciation less impairment. Depreciation is calculated on the straight-line method based on the lease term of the rented building.
The gain or loss on the disposal or retirement of an item of plant and equipment is determined as the difference between the sales proceeds and the carrying amount of the asset and is recognized in the income statement.
Intangible assets
Software and website development costs are capitalized when these costs are clearly identifiable, where the completion of the project is reasonably assured and where it is reasonably anticipated that the costs will be recovered through future commercial activities. The amount initially recognized is the sum of the expenditure incurred from the date when the intangible asset first meets the recognition of these criteria.
Such development costs are carried at cost less amortization and impairment. Amortization is calculated on the straight-line method over their useful economic lives.
The estimated useful life and amortization method are reviewed at the end of each annual reporting period, with the effect of any changes in estimate being accounted for on prospective basis.
Impairment of tangible and intangible fixed assets excluding goodwill
At each balance sheet date, the Company reviews the carrying amounts of its tangible and intangible fixed assets to determine whether there is any indication that those assets have suffered an impairment loss. If any such indication exists, the recoverable amount of the asset is estimated to determine the extent of the impairment loss, if any.
The recoverable amount is the higher of fair value less costs to sell and value in use.
An impairment loss is recognized immediately in the income statement.
Cost of sales and operating expenses
Cost of subscription and traffic sales mainly consist of expenses related to operating the network infrastructure, including depreciation expenses related to the ownership and maintenance of servers, data centre costs and salaries and benefits of network operations, implementation and technical support personnel as well as depreciation expenses of capitalized development costs.
Cost of professional services sales mainly consist of expenses related to performing the services including salaries and benefits of consultancy and training personnel and costs of training facilities.

Operating expenses consist of expenses made in sales and marketing, research and development and general and administrative.
Sales and marketing expenses mainly consist of salaries, benefits, commissions and other costs for our sales and marketing personnel as well as costs associated with the sales, marketing and promotion of our products and services including media exposure, trade fairs and marketing materials.
Research and development expenses mainly consist of salaries, benefits and other costs for product development, software engineering and product quality assurance personnel.
General and administrative expenses mainly consist of salaries, benefits and other costs for executive, finance, legal and human resources personnel as well as professional fees and other corporate expenses.
Overhead costs such as rent and office costs are allocated to the cost of sales and operational expenses based on headcount.
Principles for determination of cash flow
For the purposes of the cash flow statement, cash and cash equivalents include cash on hand and in banks, net of outstanding bank overdrafts.
The cash flow statement has been prepared according to the indirect method. Cash flows denominated in currencies other than the functional currency have been translated at the average exchange rate for the year. Income and expenses relating to both tax on profits and interest are included in the cash flow from operating activities.
Key sources of estimation uncertainty
The following are the key assumptions concerning the future, and other key sources of estimation uncertainty at the balance sheet date, like technological obsolescence and future taxable profits, that have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities within the next financial year.

1. Recoverability intangible assets
During the six months period ended June 30, 2010 and the year ended December 31, 2009 the Company reconsidered the recoverability of the Company’s intangible assets which is included in the consolidated balance sheet at June 30, 2010 and December 31, 2009 for an amount of € 121,000 and € 211,000, respectively. External and internal factors have been considered and these reviews did not lead to the recognition of an impairment loss.
2. Useful lives property, plant and equipment
The Company reviewed the estimated useful lives of property, plant and equipment as per June 30, 2010 and December 31, 2009. Based on these reviews management determined that these estimated useful lives remain unchanged.
3. Recoverability deferred tax assets
As the Company believes that there are uncertainties whether € 1.7 million and € 1.5 million, respectively, of the total unused tax losses amounting to € 10.5 million and € 10.4 million, respectively, will be utilized against future taxable profits the carrying value of the deferred tax asset at June 30, 2010 and December 31, 2009 has been reduced by these amounts.
5.2.4 Seasonal pattern
The results of the Company are not depending on a seasonal pattern.
5.3 Property, plant and equipment

	Furniture and	Leasehold	Computer
€ ’000	fixtures	improvements	equipment	Total
Balance at January 1, 2009
Purchase cost	629	632	4,971	6,232
Accumulated depreciation	- 339	- 87	- 3,021	- 3,447

	290	545	1,950	2,785

Changes during the year
Purchase cost
Additions	13	4	332	349
Disposals	—	—	- 815	- 815
Exchange rate adjustment	2	—	1	3

	15	4	- 482	- 463

	Furniture and	Leasehold	Computer
€ ’000	fixtures	improvements	equipment	Total
Depreciation
Disposals	—	—	811	811
Depreciation for the year	- 114	- 66	- 1,154	- 1,334

	- 114	- 66	- 343	- 523
Balance at December 31, 2009
Purchase cost	644	636	4,489	5,769
Accumulated depreciation	- 453	- 153	- 3,364	- 3,970

	191	483	1,125	1,799

Balance at June 30, 2010 (unaudited)	153	486	839	1,478

The Company reviews the estimated useful lives of property, plant and equipment at the end of each reporting period. During these periods management determined that these estimated useful lives remain unchanged.
The following useful lives are used in the calculation of the depreciation for the period :

Office furniture	4 years
Leasehold improvements	5 — 10 years
Computer equipment	3 years
5.4 Intangible assets

€ ’000	Development costs
Balance at January 1, 2009
Purchase cost	1,482
Accumulated amortization	- 1,010

472

Changes during the year
Cost
Additions	21

21

Amortization

€ ’000	Development costs
Amortization for the year	- 282

- 282
Balance at December 31, 2009
Purchase cost	1,503
Accumulated amortization	- 1,292

211

Balance at June 30, 2010 (unaudited)	121

During the six months period ended June 30, 2010 and the year ended December 31, 2009 management reconsidered the recoverability of the Company’s capitalized development costs which is included in the consolidated statement of financial position at June 30, 2010 and at December 31, 2009 for an amount of € 121,000 and € 211,000, respectively. These reviews did not lead to the recognition of an impairment loss.
The useful life of the capitalized development costs is 3 years.
5.5	Other financial assets
Other financial assets mainly relate to the deposits for the offices that Nedstat rents in the various countries.

€ ’000	Deposits
Balance at January 1, 2009	159

Changes during the year
Exchange rate adjustment	- 3

Balance at December 31, 2009	156

5.6 Trade receivables

	June 30, 2010
€ ’000	(unaudited)	December 31, 2009
Trade receivables	2,656	3,394
Allowance for doubtful debts	- 281	- 295

	2,375	3,099

Trade receivables are provided for on an individual basis.
          Ageing of past due but not impaired

€ ’000	December 31, 2009
90 — 180 days	60
After 180 days	49

109

The Company has not provided these balances as they are still considered recoverable.
          Movement in the allowance for doubtful debts

€ ’000	2009
Balance at January 1	221

Impairment losses recognised on receivables	142
Amounts written off as uncollectible	- 76
Exchange rate adjustment	8

Balance at December 31	295

     Ageing of impaired trade receivables

€ ’000	December 31, 2009
90 — 180 days	4
After 180 days	291

295

Based upon estimated credit quality, individual trade receivables have been impaired. The Company does not hold any collateral over these balances.
5.7 Other assets

€ ’000	December 31, 2009
Sales to be invoiced	279
Prepayments	330
Other	171

780

5.8 Cash and bank
All cash and bank balances are available on demand. Restricted cash relates to rental guarantees amounting to € 159,000 at June 30, 2010 and € 139,000 at December 31, 2009.
5.9 Issued capital

	Share capital	Share premium
€ ’000	2009	2009
Balance at January 1	76	8,402

Issue of shares under stock option plan (note 5.18)	—	42

Balance at December 31	76	8,444

The authorized capital of Nedstat is € 200,000 consisting of 20,000,000 ordinary shares of € 0.01 each.
At June 30, 2010 and December 31, 2009 the total number of issued and paid-up ordinary shares is 7,634,137 and 7,629,137, respectively.
For a description of the stock option plan see note 5.18.
5.10 Reserves

	Equity-settled	Foreign currency
	employee benefits	translation
€ ’000	2009	2009
Balance at January 1	7	139

Recognition of share-based payments	20	—
Arising on translation of foreign operations	—	- 29

Balance at December 31	27	110

The equity-settled employee benefits arise on the grant of share options to employees under the employee share option plan. For a description of the stock option plan see note 5.18.
Exchange differences relating to the translation from the functional currencies of the Company’s foreign subsidiaries into Euro are accounted for in the foreign currency translation reserve.
5.11 Accumulated deficit

€ ’000	2009
Balance at January 1	-8,307

Appropriation of net result	-1,482

Balance at December 31	- 9,789

5.12 Deferred income
Net sales mainly consist of subscriptions, traffic and professional services. Although the subscriptions, prepaid page views and professional services contracts are generally invoiced when sold, the net sales are recognized pro rata over the term of the subscription, use of traffic or delivered professional services. As a result of the pro rata recognition, a part of the invoiced sales are deferred.

€ ’000	2010 (unaudited)	2009
Balance at January 1	7,433	7,851

Invoiced sales	6,345	13,675
Recognized sales	-6,708	-14,262
Foreign currency translation adjustment	- 90	169

Balance at June 30 / December 31	6,980	7,433

5.13 Other liabilities

€ ’000	June 30, 2010 (unaudited)	December 31, 2009
Employee benefits	575	776
VAT	352	627
Other	480	459

Total	1,407	1,862

Liabilities regarding employee benefits mainly represent social security charges payable, pension charges and bonuses payable.

5.14 Financial instruments
     Foreign currency risk management
The Company is mainly exposed to the currency of the United Kingdom, the Pound sterling.
The following table details the Company’s sensitivity to a 10% increase and decrease in the Euro against the Pound sterling. A negative number below indicates a decrease in net sales and net result where the Euro strengthens 10% against the Pound sterling. For a weakening of the Euro against the Pound sterling, there would be an equal and opposite impact on the net sales and net result, and the balances would be positive.

Year ended
December 31, 2009
Net sales	- 294
Net result	-5

The Company does not hedge its currency exposure to the Pound Sterling.
     Credit risk management
Credit risk refers to the risk that a counterparty will default on its contractual obligations resulting in financial loss to the Company.
Nedstat has adopted a policy of only dealing with creditworthy counterparties. The Company uses publicly available information to rate its major customers.
Trade receivables consist of a large number of customers, spread across diverse industries and geographical areas. There are no customers who represent more than 7.1% of the total balance of trade receivables.

5.15 Net sales
The breakdown of the net sales of the Company is as follows :

	Six months ended	Six months ended	Year ended
	June 30, 2010	June 30, 2009	December
€ ’000	(unaudited)	(unaudited)	31, 2009
Product	5,793	6,233	12,184
Professional services	915	1,093	2,078

	6,708	7,326	14,262

Product sales include sales from software subscriptions and traffic. Sales from professional services include consultancy and customer training.
5.16 Financial result

Year ended December
€ ’000	31, 2009
Interest income	7
Interest expenses	- 11
Exchange result	- 47

- 51

5.17 Income taxes
        Income tax recognised in the income statement

	Six months	Six months ended
	ended June 30, 2010	June 30, 2009	Year ended December
€ ’000	(unaudited)	(unaudited)	31, 2009
Deferred taxes	—	—	70
Current taxes	- 10	—	- 9

	- 10	—	61

The total income tax credit for the year can be reconciled to the accounting profit as follows :

Year ended December
€ ’000	31, 2009
Result from normal operations before taxes	-1,543

Income tax credit calculated at 25.5%	393
Effect of different tax rates of subsidiaries operating in other jurisdictions	-5
Net effect of income/expenses which are not recognised in determining taxable profit	-25
Decrease deferred tax asset to fair value	- 302

Income tax credit recognised in income statement	61

The tax rate used for the 2009 reconciliations above is the corporate tax rate of 25.5% payable by corporate entities in the Netherlands.

     Deferred tax balances
Deferred tax assets / (liabilities) arise from the following :

€ ’000	Opening balance	Credited to income	Exchange adjustment	Closing balance
Year ended December 31, 2009

Temporary differences
Property, plant and equipment	266	70	—	336

Unused tax losses	2,261	—	7	2,268

	2,527	70	7	2,604

€ ’000	Opening balance	Credited to income	Exchange adjustment	Closing balance
Six months period ended June 30, 2010 (unaudited)

Temporary differences
Property, plant and equipment	336	24	—	360

Unused tax losses	2,268	- 24	6	2,250

	2,604	—	6	2,610

As of June 30, 2010 and December 31, 2009 the Company had € 10.5 million and € 10.4 million, respectively, of unused tax losses. The Company believes that there are uncertainties whether € 1.7 million and € 1.5 million, respectively, of the total unused tax losses amounting to € 10.5 million and € 10.4 million, respectively, will be utilized against future taxable profits and therefore the carrying value of the deferred tax asset at June 30, 2010 and December 31, 2009 has been reduced by those amounts.

5.18 Share-based payments
On November 8, 1999, the Nedstat shareholders approved and adopted the Nedstat stock option plan for options on ordinary shares in Nedstat to be granted to Nedstat employees, which was amended and approved by the option board on April 26, 2002 (“the Plan”). According to the Plan, the Company can grant options to subscribe for Nedstat ordinary shares to the Stichting Administratiekantoor Nedstat (“Stichting”). The Stichting then grants the same number of options to the Nedstat employee(s) to purchase and acquire depositary receipts issued by the Stichting. These options are immediately exercisable on grant date and carry neither rights to dividends nor voting rights.
On January 23, 2002 the Nedstat shareholders approved and adopted the Nedstat executive stock option plan for options on ordinary shares in Nedstat to be granted to the statutory directors of the Company (“the Executive Plan”). These options are immediately exercisable on grant date and carry rights to dividends and voting rights.
The Company has used the calculation methodology as prescribed by IFRS 2 to calculate the expense of the Plan and the Executive Plan. The main parameters used in this calculation are the grant date share price, exercise price, expected volatility, option life, dividend yield and risk-free interest rate.
The following reconciles the outstanding options granted under the Plan at the beginning and the end of the financial year. There were no options outstanding under the Executive Plan.

	2009
	Directors options	Employees options
Balance as per January 1	—	292,750

Granted	—	50,000
Forfeited	—	-16,500

Balance as per December 31	—	326,250

At December 31, 2009 the share options outstanding are as follows :

Exercise price (€)	Expiration date	Employees options
1.63	March 24, 2010	10,000
1.66	August 16, 2011	20,000
1.66	July 1, 2012	50,000
3.30	August 22, 2012	196,250
3.30	August 15, 2013	50,000

Total		326,250

No options granted under the Plan and the Executive Plan were exercised during the financial year ended December 31, 2009.
5.19 Compensation of directors
The remuneration of directors during the year was as follows :

€ ’000	Year ended December 31, 2009
Short-term benefits	605
Post-employment benefits	28
Share-based payments	20

653

As per year-end 2009 the Company employed 4 directors of which 2 are statutory directors.
5.20 Compensation of supervisory directors
In 2009, the supervisory directors received a total remuneration of € 47,000.
5.21 Operating lease arrangements
Operating leases relate to a co-location and offices rented by the Company with lease terms between 1 year and 6 years and the lease of cars with lease terms of 4 years.

     Payments recognised as an expense

	Six months	Six months ended
	ended June 30, 2010	June 30 ,2009	Year ended December
€ ’000	(unaudited)	(unaudited)	31, 2009
Lease payments	749	633	1,465

     Non-cancellable operating lease commitments

	June 30, 2010
€ ’000	(unaudited)	December 31, 2009
Not longer than 1 year	965	1,079
Longer than 1 year and not longer than 5 years	1,118	1,375

Total	2,083	2,454

5.22 Employee benefits costs
In 2009 the Company employed on average 136 full time employees.

€ ’000	Year ended December 31, 2009
Short-term benefits	9,549
Post-employment benefits (see note 5.24)	223
Share based payments (see note 5.18)	20

Total	9,792

Employee benefits costs are allocated to the cost of sales or to expenses related to sales and marketing, research and development and general and administrative based on the activities of the employees concerned.
5.23 Depreciation and amortisation

€ ’000	Year ended December 31, 2009
Depreciation of property, plant and equipment	1,334
Amortisation of intangible assets	282

Total	1,616

Depreciation and amortisation costs are attributable to :

€ ’000	Year ended December 31, 2009
Cost of sales	1,363
Sales and marketing	94
Research and development	50
General and administrative	109

Total	1,616

5.24 Retirement benefit plans
The Company operates defined contribution plans for all qualifying employees of its subsidiaries in The Netherlands, Belgium and the United Kingdom.
The total expense recognised in the income statement of € 223,000 represents contributions payable to these plans by the Company specified in the rules of the plans and contributions payable to state pension schemes.
5.25 Subsequent events
On August 31, 2010, Nedstat B.V. sold all of its outstanding stock to CS Worldnet Holding B.V., a fully owned subsidiary of comScore Inc., for cash amounting to € 29.3 million, subject to certain adjustments pursuant to the purchase agreement.

Amsterdam, November 16, 2010
Nedstat B.V.
M. Abraham
Statutory director
K. Tarpey
Statutory director